POWER OF ATTORNEY

 Know all by these present, that the undersigned hereby
Constitutes and appoints each of  James B. Murphy, of OXiGENE,
Inc. (the "Company"), and Megan Gates, Asya Alexandrovich,
and Marianne Staniunas of Mintz, Levin, Cohn, Ferris, Glovsky
and Popeo, P.C., signing singly, with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

 (1) execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer, director and/or 10%
shareholder of the Company, forms and authentication
documents for EDGAR Filing Access;

 (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such forms and authentication documents;

 (3) execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer, director and/or 10% shareholder of the Company, Forms 3, 4 and 5 in accordance with Section 16(a)
of the Securities Exchange Act of 1934 and the rules thereunder;

 (4) do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable to
complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and

 (5) take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such
attorney-in-fact, may be of benefit to, in the best interests of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such
attorney-in-fact may approve in such attorney-in-fact's
discretion.

 The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with Section 16 of
the Securities Exchange Act of 1934, as amended.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and
5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power
of Attorney to be executed this 26 day of August, 2005.

     /s/ Richard Chin
      Signature

                        Richard Chin
      Print Name